Exhibit 99.1

Schedule I

Warrant Recipient	Warrant Shares
Fordham Financial Management, Inc.	23,000
Ramnarain Jaigobind	35,318
Chirag Choudhary	7,000
Eric Lord	15,379
Kevin Mangan	13,324
Priyanka Mahajan	11,848
Nelson Baquet	1,000
Maria Robles	500
Craig Skop	5,866
Christopher Gormally	805
Philippe Allain	460
Jeffrey Singer	500